UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

SendGrid, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38275	27-0654600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Suite 500
Denver, CO 80202

(Address of Principal Executive Offices and Zip Code)

888-985-7363

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                          Entry into a Material Definitive Agreement.

On October 15, 2018, SendGrid, Inc., a Delaware corporation (“SendGrid”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Twilio Inc., a Delaware corporation (“Twilio”) and Topaz Merger Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Twilio (“Merger Sub”).

Merger Agreement

Pursuant to the Merger Agreement, Merger Sub will be merged with and into SendGrid and SendGrid will continue as the surviving corporation and as a wholly owned subsidiary of Twilio (the “Merger”). In connection with the Merger, all of the issued and outstanding shares of common stock of SendGrid, par value $0.001 per share (the “Shares”), will be cancelled and converted into the right to receive (a) 0.485 (the “Exchange Ratio”) of a share of Twilio’s Class A Common Stock, par value $0.001 per share (the “Merger Consideration”) plus (b) any cash payable in lieu of fractional shares of Twilio’s Class A Common Stock otherwise issuable as Merger Consideration. The Merger is intended to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The respective boards of directors of SendGrid and Twilio have each approved the Merger Agreement, and the board of directors of SendGrid has resolved to recommend that SendGrid’s stockholders adopt the Merger Agreement. In addition, the board of directors of Twilio has resolved to recommend that Twilio’s stockholders approve the issuance of shares of Twilio Class A Common Stock in the Merger.

Consummation of the Merger is subject to certain closing conditions, including the absence of certain legal impediments, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the effectiveness of a registration statement on Form S-4  to be filed with the Securities and Exchange Commission, adoption of the Merger Agreement by the holders of a majority of SendGrid’s outstanding common stock at SendGrid’s stockholders’ meeting, approval of the issuance of shares of Twilio Class A Common Stock in the Merger by the holders of a majority of the votes of Twilio’s Class A Common Stock and Class B Common Stock voting together as common stock, present in person or by proxy, and entitled to vote thereon, at the Twilio stockholders meeting, and receipt of opinions from legal counsel regarding the intended tax treatment of the Merger. The parties have made certain representations, warranties, and covenants in the Merger Agreement, including covenants regarding the conduct of their respective businesses and the use of reasonable best efforts to cause the conditions to the Merger to be satisfied.

Neither SendGrid nor Twilio is permitted to solicit, initiate, induce or knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an alternative transaction proposal or to engage in discussions or negotiations with third parties regarding any alternative transaction proposal. Notwithstanding this limitation, prior to a party’s stockholders’ approving the transaction, such party may under certain circumstances provide information to and engage or participate in discussions or negotiations with third parties with respect to an unsolicited, written alternative transaction proposal that its board of directors has determined in good faith constitutes or could reasonably be expected to result in a superior proposal and failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law. Each party’s board of directors may change its recommendation to its stockholders (subject to the other party’s right match rights and right to terminate the Merger Agreement following such change in recommendation) in response to a superior proposal or an intervening event if the board of directors determines in good faith that the failure to take such action would be inconstant with the directors’ fiduciary duties under applicable law. Each party may also terminate the Merger Agreement in order to enter into a transaction constituting a superior proposal.

The Merger Agreement contains certain termination rights for both SendGrid and Twilio and further provides that, in connection with the termination of the Merger Agreement by SendGrid under certain circumstances, including termination by SendGrid to accept and enter into a definitive agreement with respect to a superior proposal, SendGrid must pay Twilio a termination fee of $69,000,000.  In connection with the termination of the Merger Agreement by Twilio under certain circumstances, including termination by Twilio to accept and enter into a definitive agreement with respect to a superior proposal, Twilio must pay SendGrid a termination fee of $120,000,000. Further, in connection with the termination of the Merger Agreement for Twilio’s failure to obtain stockholder approval, Twilio will owe SendGrid a termination fee of $120,000,000 if the shares of Twilio Class B Common Stock subject to certain proxies fail to be voted in favor of the issuance of Class A Common Stock pursuant to the Merger Agreement. Except as described in the previous sentence, in connection with the termination by either party due to such party’s failure to obtain its requisite stockholder approval, such party shall reimburse the other party for all reasonable and documented expenses of the other party up to $5,000,000 as set forth in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each stock option to purchase Shares (each, a “Company Stock Option”) that is outstanding and unexercised immediately prior to the Effective Time (whether or not then vested) other than (i) any Company Stock Option held by a former employee or former service provider of SendGrid, or subsidiary of SendGrid and (ii) any Company Stock Option granted under the UK Schedule to SendGrid’s 2012 Equity Incentive Plan and UK CSOP Sub-Plan (each, a “Company UK Option”) shall be assumed by Twilio and converted into an option to acquire a number of shares of Twilio Class A Common Stock (each, an “Assumed Option”). Each Assumed Option shall be subject to the same terms and conditions as applied to the Company Stock Option immediately prior to the Effective Time (including vesting terms), except that (a) the number of shares of Twilio Class A Common Stock subject to such Assumed Option shall be equal to (i) the number of Shares subject to the corresponding Company Stock Option as of immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio (with the resulting number rounded down to the nearest whole share of Twilio Class A Common Stock), and (b) the per share exercise price of each Assumed Option shall be equal to (i) the per share exercise price of the corresponding Company Stock Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio (with the resulting price per share rounded up to the nearest whole cent).

Pursuant further to the terms of the Merger Agreement, at the Effective Time, each unvested Company Stock Option that is outstanding immediately prior to the Effective Time and is held by a former employee or former service provider of SendGrid, or subsidiary of SendGrid, shall not be assumed by Twilio and shall be cancelled without the payment of any consideration. Each vested Company Stock Option held by any former employee or former service provider of SendGrid, or subsidiary of SendGrid, that is outstanding and unexercised as of immediately prior to the Effective Time (each, a “Non-Employee Vested Option”) shall be cancelled and converted into the right to receive the number of shares of Twilio Class A Common Stock equal to (i) the number of Shares subject to the vested portion of the Company Stock Option immediately prior to the Effective Time multiplied by the excess, if any, of (x) the Company Share Value (as defined below) over (y) the per share exercise price for Shares subject to the corresponding Company Stock Option immediately prior to the Effective Time, divided by (ii) the Company Share Value multiplied by (iii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.

Pursuant further to the terms of the Merger Agreement, on the business day immediately following Closing, each Company UK Option that is outstanding and unexercised immediately prior to the Effective Time other than any Company UK Option held by a former employee or former service provider of SendGrid, or subsidiary of SendGrid shall, provided the holder thereof has so agreed on or prior to the business day prior to the Closing Date, cease to represent a right to acquire the Shares and shall be assumed and converted automatically into an Assumed Option. SendGrid and Twilio have agreed to take commercially reasonable efforts to ensure that any replacement of a Company UK Option under the Agreement shall satisfy paragraph 27 of Schedule 4 to the UK Income Tax (Earnings and Pensions) Act 2003.

For purposes of the above referenced calculations relating to the Non-Employee Vested Options and Non-Employee Vested UK Options, the “Company Share Value” means the volume weighted average closing sale price of one Share as reported on the NYSE for five consecutive trading days ending on the trading day immediately preceding the Effective Time.

Pursuant further to the terms of the Merger Agreement, at the Effective Time, each SendGrid restricted stock unit (each, a “Company RSU”), other than any Company RSU  held by a current or former non-employee director of SendGrid,  that is outstanding immediately prior to the Effective Time (whether or not vested or issuable) shall be assumed and converted automatically into a restricted stock unit with respect to a number of shares of Twilio Class A Common Stock (each, an “Assumed RSU”) equal to (i) the total number of Shares subject to the Company RSU immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.

Pursuant further to the terms of the Merger Agreement, at the Effective Time, each Company RSU held by a current or former non-employee director of SendGrid shall be cancelled and converted into a right to receive the number of shares of Twilio Class A Common Stock equal to (i) the number of Shares subject to such Company RSU immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.

Pursuant further to the terms of the Merger Agreement, as soon as practicable following the date of the Merger Agreement, SendGrid shall take all actions with respect to SendGrid’s 2017 Employee Stock Purchase Plan (the “ESPP”) to provide that with respect to any offering periods in effect as of the date of the Merger Agreement (the “Current Purchase Period”), (i) no employee who is not a participant in the ESPP as of the date of the Merger Agreement may become a participant in the ESPP, and (ii) no employee participating in the Current Purchase Period may increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect immediately prior to the date of the Merger Agreement. In addition, (A) the Current Purchase Period will end on March 4, 2019, provided that if the Effective Time is prior to March 4, 2019, SendGrid will end the Current Purchase Period on a specified trading day occurring at least 10 days prior to the date on which the Effective Date is expected to occur; (B) there will be no offering periods following the Current Purchase Period and (C) in all events, SendGrid shall terminate the ESPP prior to the Effective Time.

In accordance with Section 262 of the General Corporation Law of the State of Delaware, no appraisal rights will be available to holders of the Shares in connection with the Merger or any other transaction contemplated by the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about SendGrid. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that SendGrid delivered to Twilio in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SendGrid’s public disclosures.

Voting Agreements

In connection with the execution and delivery of the Merger Agreement, a stockholder of Twilio and certain directors and executive officers of Twilio, in their respective capacities as stockholders of Twilio, but not including Mr. Byron Deeter or Bessemer Venture Partners and its affiliates, have entered into voting agreements with SendGrid (the “Twilio Voting Agreements”), pursuant to which such stockholders have agreed, among other things, to vote their respective Twilio Class A Common Stock in favor of the approval of the issuance of shares of Twilio Class A Common Stock pursuant to the Merger Agreement.  In connection with the execution and delivery of the Merger Agreement, such persons who also hold Twilio Class B Common Stock granted an irrevocable proxy to an independent director of Twilio, pursuant to which such shares of Twilio Class B Common Stock will, among other things, be voted in favor of the approval of the issuance of shares of Twilio Class A Common Stock pursuant to the Merger Agreement.

The stockholders signing the Twilio Voting Agreements and/or granting the irrevocable proxy currently own an aggregate of approximately 33.2% of the voting power of the outstanding Twilio Class A Common Stock and Twilio Class B Common Stock calculated in the aggregate. The foregoing description of the Twilio Voting Agreements and the irrevocably proxy does not purport to be complete and such description of the Twilio Voting Agreements is qualified in its entirety by reference to the form of the Twilio Voting Agreements, which is filed herewith as Exhibit 10.1 and Exhibit 10.2 and is incorporated by reference herein.

In connection with the execution and delivery of the Merger Agreement, certain stockholders and certain directors and executive officers of the Company, in their respective capacities as stockholders of SendGrid, but not including Byron Deeter or Bessemer Venture Partners and its affiliates, have entered into voting agreements with Twilio (the “SendGrid Voting Agreements”), pursuant to which such individuals have agreed, among other things, to vote their respective Shares for the approval and adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement.

The stockholders signing SendGrid Voting Agreements currently own an aggregate of approximately 6.4% of the outstanding Shares. The foregoing description of SendGrid Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of SendGrid Voting Agreements, which is filed herewith as Exhibit 10.3  and Exhibit 10.4 and is incorporated by reference herein.

Offer Letters with Twilio

In connection with the execution of the Merger Agreement, Twilio entered into offer letters, contingent on the consummation of the Merger, with all of the executive officers of SendGrid, including each of its named executive officers, Sameer Dholakia, Yancey Spruill and Craig Kaes, setting forth the terms and conditions of these executives’ continued employment with Twilio from and after the consummation of the Merger.

Item 5.02.                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Arrangements

As described above, in connection with the execution of the Merger Agreement, Twilio entered into offer letters, contingent on the consummation of the Merger, with all of the executive officers of SendGrid, including each of its named executive officers, Sameer Dholakia, Yancey Spruill and Craig Kaes, setting forth the terms and conditions of these executives’ continued employment with Twilio from and after the consummation of the Merger.

Item 8.01                             Other Events.

On October 15, 2018, Twilio and SendGrid issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Where You Can Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with SendGrid’s pending acquisition by Twilio, Twilio will file a registration statement on Form S-4 containing a joint proxy statement/prospectus of SendGrid and Twilio and other documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”). SENDGRID URGES INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SENDGRID, TWILIO AND THE PROPOSED MERGER. Investors may obtain free copies of the joint proxy statement/prospectus (when available) and other documents filed by SendGrid and Twilio with the SEC at the SEC’s website at www.sec.gov. Free copies of the joint proxy statement/prospectus (when available) and SendGrid’s other SEC filings are also available on SendGrid’s website at http://www.sendgrid.com/.

SendGrid, Twilio and their respective directors, executive officers, certain members of management and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed merger. Information regarding SendGrid’s officers and directors is included in SendGrid’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2018 with respect to its 2018 Annual Meeting of Stockholders. This document is available free of charge at the SEC’s website at www.sec.gov or by going to SendGrid’s Investors page on its corporate website at http://www.sendgrid.com/. Information regarding Twilio’s officers and directors is included in Twilio’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2018 with respect to its 2018 Annual Meeting of Stockholders. This document is available free of charge at the SEC’s website at www.sec.gov or by going to Twilio’s Investors page on its corporate website at www.twilio.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed Merger, and a description of their direct and indirect interests in the proposed Merger, which may differ from the interests of SendGrid’s stockholders or Twilio’s stockholders generally, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that relate to future results and events may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on the current expectations, estimates, forecasts and projections of SendGrid and Twilio. There can be no assurances that the proposed merger will be consummated. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: economic, business, competitive, and/or regulatory factors affecting the businesses of SendGrid and Twilio generally, including those set forth in the filings of SendGrid and Twilio with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, their Current Reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. SendGrid and Twilio undertake no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Item 9.01.                          Financial Statements and Exhibits.

(d) Exhibits

Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of October 15, 2018, by and among SendGrid, Inc., Twilio Inc. and Topaz Merger Subsidiary, Inc. *

10.1	Form of Voting Agreement, dated as of October 15, 2018, by and between SendGrid, Inc. and certain holders of Class A Common Stock and Class B Common Stock of Twilio Inc.

10.2	Form of Voting Agreement, dated as of October 15, 2018, by and between SendGrid, Inc. and certain holders of Class A Common Stock of Twilio Inc.

10.3	Form of Voting Agreement, dated as of October 15, 2018, by and between Twilio Inc. and certain directors and officers of SendGrid, Inc.

10.4	Form of Voting Agreement, dated as of October 15, 2018, by and between Twilio Inc. and a stockholder of SendGrid, Inc. and its affiliated entities.

99.1	Joint Press Release, dated October 15, 2018.

*           Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. SendGrid agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SendGrid, Inc.

Dated: October 16, 2018	By:	/s/ Michael Tognetti
Michael Tognetti
Senior Vice President, General Counsel